UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

GT Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08092	94-1620407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212
Phone: (800) 304-9888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchangeon which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Settlement Agreement

On June 19, 2020, GT Biopharma, Inc. (the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Empery Asset Master Ltd., Empery Tax Efficient, LP and Empery Tax Efficient II, LP (collectively, the “Empery Funds”), Anthony Cataldo and Paul Kessler resolving all remaining disputes between the parties pertaining to certain convertible notes (the “Original Notes”) and warrants to purchase common stock, par value $0.001 per share, of the Company (the “common stock”) (the “Original Warrants” and, together with the Original Notes, the “Original Securities”) issued by the Company to the Empery Funds in January 2018. As previously disclosed, the Empery Funds made various allegations regarding failures by the Company to take certain actions required by the terms of the Original Securities.

As a result of the Settlement Agreement, the Company has agreed to pay the Empery Funds cash payments in an aggregate amount of $200,000. In addition, pursuant to the Settlement Agreement, the Company has agreed to issue the Empery Funds, solely in exchange for the outstanding Original Securities, (i) an aggregate of 3,500,000 shares of common stock (the “Settlement Shares”), (ii) pre-funded warrants to purchase an aggregate of 5,500,000 shares of common stock (the “Settlement Warrants”) and (iii) senior convertible notes in an aggregate principal amount of $450,000 (the “Settlement Notes” and, together with the Settlement Shares and the Settlement Notes, the “Settlement Securities”). In connection with the exchange, the Original Securities will be cancelled and extinguished.

The Settlement Agreement also contains certain representations and warranties and covenants, including rights of participation for the Empery Funds to participate in certain future financing transactions of the Company and limitations on future variable rate transactions and “at-the-market offerings.”

Settlement Notes

The Settlement Notes are convertible, at the option of the applicable Empery Fund, at any time into shares of common stock at an initial conversion rate of $0.20 per share, subject to certain beneficial ownership limitations. The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion rate then in effect. The Settlement Notes have a term of six months, maturing on December 19, 2020, and bear interest at a rate of 10% per annum, subject to increase to 18% per annum upon and during the occurrence of an event of default. Interest is payable in cash or, at the holder’s option, in shares of common stock based on the conversion price then in effect.

Pursuant to the terms of the Settlement Notes, the Company is required to make an offer to repurchase, at the option of each Empery Fund, the Settlement Notes at price in cash equal to 100% of the aggregate principal amount of the Note plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase following the consummation by the Company of a capital raising transactions, or a series of transactions, resulting in aggregate gross proceeds to the Company in excess of $7.5 million. The Company may not otherwise prepay the Settlement Notes without the prior written consent of the applicable Empery Funds.

The Settlement Notes contain a number of other affirmative and negative covenants and events of default (including events of default related to certain change of control and other fundamental change transactions). Following an event of default, the Settlement Notes will become immediately due and payable in cash at a mandatory default amount equal to 130% of the outstanding principal amount of the Settlement Notes plus all other amounts, costs and expenses due in respect of the Settlement Notes.

Settlement Warrants

The Settlement Warrants expire on June 19, 2025 and provide for the purchase of up to an aggregate of 5,500,000 shares of common stock at an exercise price of $0.20 per share, subject to adjustment in certain circumstances. The aggregate exercise price of the Settlement Warrants was deemed to be pre-funded to the Company in conjunction with each Empery Fund’s exchange of the Original Securities pursuant to the Settlement Agreement. Exercise of the warrant is subject to certain additional terms and conditions, including certain beneficial ownership limitations.

The foregoing descriptions of the Settlement Agreement, Settlement Notes and Settlement Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Settlement Agreement, form of Settlement Note and form of Settlement Warrant attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference into this Item 1.01. Each Empery Fund was issued a Settlement Note and Settlement Warrant in the amounts set forth on Schedule I to the Settlement Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Settlement Securities in exchange for the Original Securities is being made in reliance in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1	Settlement Agreement, dated as of June 19, 2020, among GT Biopharma, Inc., Empery Asset Master Ltd., Empery Tax Efficient, LP and Empery Tax Efficient II, LP, Anthony Cataldo and Paul Kessler.

10.2	Form of Convertible Note, dated June 19, 2020 (included in Exhibit 10.1).

10.3	Form of Pre-Funded Warrant to Purchase Common Stock, dated June 19, 2020 (included in Exhibit 10.1).

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT Biopharma, Inc.

Dated: June 19, 2020	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer

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